Exhibit 5.1

                                October 29, 1997


Vestcom International, Inc.
1100 Valley Brook Avenue
Lyndhurst, NJ 07071

Gentlemen:

     You have requested our opinion, as your securities counsel, in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 2,000,000 shares of the Common Stock (the "Common Stock") of Vestcom International, Inc. (the "Company") on a Registration Statement on Form S-4 (the "Registration Statement"). The shares of Common Stock covered by the Registration Statement are issuable in connection with future mergers and acquisitions which may be made by the Company.

     We have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, and such other documents that we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     In connection with this opinion, we have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and (ii) all shares of Common Stock covered by the Registration Statement will be issued and sold in accordance with applicable federal and state securities laws and in a manner stated in the Registration Statement and any prospectus supplement.

     Based upon the foregoing and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock covered by the Registration Statement and related matters and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the terms of the applicable purchase or similar agreement approved by the Board upon payment of the consideration for such shares as described in such agreement, the shares of Common Stock covered by the Registration Statement will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto and to all references to this firm contained in the Registration Statement.

                                                     Very truly yours,


                                                     LOWENSTEIN, SANDLER, KOHL,
                                                       FISHER & BOYLAN, P.A.